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                                                                      Exhibit 21


                         SUBSIDIARIES OF THE REGISTRANT



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
                                                                                                       State of
                                                                                     Percentage      Incorporation
                                                                                         of               or
               Parent                                 Subsidiary                      Ownership      Organization
             ---------                                ----------                    ------------     --------------
First Independence Corporation      First Federal Savings and Loan Association of            100%       Federal
                                    Independence
